Exhibit 99.1

PRESS RELEASE

For Immediate Release: August 22, 2005

Contact:

Ronnie Lyon

Phone:  903-813-0377

Email:  rlyon1@airmail.net

Cap Rock Energy Files Form 8-K Announcing Delay in Filing of  Form 10-Q

MIDLAND, Texas—Cap Rock Energy Corporation (AMEX: RKE) is filing a Form 8-K with the SEC announcing a delay in filing its quarterly report on Form 10-Q for its second quarter of June 30, 2005, subject to final review by its independent auditors.   The Company is currently reviewing an income tax matter as it relates to its financial statements, and is working with its independent auditors to resolve the issue.  The Company will file its quarterly report on Form 10-Q for the period ended June 30, 2005, as soon as the independent auditors complete their review.  Based on the Company’s review to date, the net change to the income statement at June 30, 2005, is approximately $1,600,000 of additional expense.

On August 16, 2005, the Company issued a press release and filed a Form 12b-25 announcing the extension of the Company’s filing of its quarterly report on Form 10-Q, as well as certain results of operations for that period.   The completion of the review could impact those previously disclosed results.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although the Company believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Company’s business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not limitation, general business and economic conditions, regulatory uncertainties and  the legislative environment.  These and other applicable risks and uncertainties are more fully explained in the Company’s latest filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.